Exhibit 99.1

SRx Health Solutions Regains Compliance with NYSE

NORTH PALM BEACH, FL — January 8, 2026 — SRx Health Solutions, Inc. (NYSE American: SRXH) (the “Company”) today announced that the NYSE American (“NYSE”) has accepted the Company’s plan to regain compliance with the continued listing standards in Sections 1003(a)(i) and (ii) of the NYSE American Company Guide.

As previously disclosed, NYSE notified the Company on October 14, 2025 that the Company had fallen below the NYSE’s continued listing standard requiring a listed company to have stockholders’ equity of $4 million or more if the listed company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. With the NYSE’s acceptance of the Company’s plan to regain compliance, the Company’s listing is being continued pursuant to an extension with a targeted completion date of July 14, 2026 (the “Plan Period”). The Company will provide quarterly updates to the NYSE American during the Plan Period on its progress with the goals and initiatives outlined in the plan.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “intend,” “aim,” “plan,” “may,” “could,” “target,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to, the ability to complete the proposed transaction, shareholder approvals, market conditions, regulatory considerations, and other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them, except as required by law.

Company Contact

SRx Health Solutions, Inc.

Kent Cunningham, Chief Executive Officer

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

212-896-1254

valter@kcsa.com

Media Contact

KCSA Strategic Communications

Kristin Cwalinski, Senior Vice President

EMJX@KCSA.com